UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

BROADWIND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31313	88-0409160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 South Central Avenue Cicero, Illinois	60804
(Address of principal executive offices)	(Zip Code)

(708) 780-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 3, 2014, the United States District Court for the Northern District of Illinois, Eastern Division, issued an order preliminarily approving a proposed settlement by and among Broadwind Energy, Inc. and the plaintiffs in the shareholder derivative action entitled Mitchell, et al. v. Reiland, et al., No. 11-01059.

A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for April 3, 2014, at 10:00 a.m. in Courtroom 1703 at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604. Pursuant to the court’s order, any objections to the settlement must be filed in writing with the court by no later than March 20, 2014.

Additional information concerning the terms of the proposed settlement, the April 3, 2014 hearing, and the requirements for objections can be found in the Notice of Proposed Derivative Settlement, attached hereto as Exhibit 99.1. Also attached as Exhibit 99.2 are the Stipulation and Agreement of Settlement and Exhibits A - G thereto. This Form 8-K and the attachments are available on Broadwind Energy’s website at http://www.bwen.com/content/sec-filings.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Notice of Proposed Derivative Settlement

99.2	Stipulation and Agreement of Settlement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2014	BROADWIND ENERGY, INC.

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Chief Financial Officer

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